Exhibit 5.1

April 27, 2026

Syntec Optics Holdings, Inc.

515 Lee Road

Rochester NY 14606

Re:	Syntec Optics Holdings, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Syntec Optics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1and the preliminary prospectus forming a part of the registration statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 27, 2026, as thereafter amended or supplemented (the “Registration Statement”). The Prospectus relates to the registration of the proposed offering of up to 2,228,681 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), which includes up to 290,697 shares of Common Stock that the Underwriter (as defined herein) has the option to purchase to cover over-allotments, if any (the “Shares”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof (together, the “Company Charter Documents”), (ii) certain resolutions of the Board of Directors of the Company (the “Board”) related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and H.C. Wainwright & Co., LLC, as representative of the several underwriters (the “Underwriter”), iv) a certificate executed by an officer of the Company, dated as of the date hereof, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have also assumed that, at the time of the issuance of the Shares: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board referred to above will not have been modified or rescinded; (iii) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus; and (iv) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto and will be enforceable against the parties thereto in accordance with its terms.

The opinion expressed herein is limited to the Delaware General Corporation Law and the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We have not considered, and express no opinion, as to the laws of any other state or jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law ruled of the Opined on Law or as to the effect of any such other laws on the opinions stated herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP